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                                                                 EXHIBIT 10.17

                                    ECHOSTAR
                         ECHOSTAR SATELLITE CORPORATION
                               CUSTOMER AGREEMENT
                            DATED: DECEMBER 17, 1997

ECHOSTAR SATELLITE CORPORATION
COMMERCIAL CUSTOMER SERVICE CENTER

Our Commercial Customer Service Center is open to serve your needs. The telephone number is 1-800-454-0843. You may write to our Commercial Customer Service Center at:

                           EchoStar Satellite Corporation
                           P.O. Box 6552
                           Englewood, Colorado 80155

DEFINITIONS

As used in this Agreement ("Agreement"):

"DBS" means the equipment (i.e., a DISH DBS receiver, satellite antenna, remote control, and Smart Card) that is used in the reception of DISH Network programming services.

"PNV System" means the concept and equipment to enable truck drivers to receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in their vehicles parked at truckstops; and

"PNV Network" means all of the Truckstops in the Territory at which you have installed the PNV System and which are described on Exhibit A hereto, as amended from time to time.

"Truckstop" means a truckstop, located in the Territory, at which Park `N View has installed the PNV System.

"Service(s)" means the DISH Network programming, subscription programming, programming packages, business related pay-per-view services, and any other services that we provide to you.

"Smart Card" means the access card inserted into the DISH DBS receiver to authorize reception of DISH Network programming Services.
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"Territory" consists of the geographic boundaries of the continental United
States, its territories, possessions and commonwealths.

"Trademarks" means any trademarks, service marks, trade names or logos owned by EchoStar Satellite Corporation, its affiliates, programming providers or any other third parties, that are used in connection with any programming service provided by EchoStar Satellite Corporation, including but not limited to DISH Network.

"We", "Company", "us", "our" or "EchoStar" means EchoStar Satellite Corporation, its employees or its authorized agents.

"You," "your" or "PNV" means Park `N View, Inc. and the Truckstops where the DISH DBS equipment is located which are identified in the attached Customer Information Report attached hereto as Exhibit A, which shall be updated from time to time to reflect the additional Truckstops at which you have installed the PNV System.

1.       ECHOSTAR SATELLITE CORPORATION'S POLICIES AND PRACTICES

The policies and practices set forth below are used when providing you with DISH Network programming or other Services to Truckstops. These policies and practices may be changed from time to time without your consent to the extent that such changes are required by programming providers or other third parties. You authorize us to make inquiries into your credit worthiness. The individual policies and practices in this document will continue to apply to your rights and our rights following termination or expiration of the Services provided to you.

2.       BILLING POLICES AND PAYMENTS FOR SERVICES

You agree to pay all amounts billed for Services as described below and to pay all applicable taxes, fees, and other charges, if any, which are now or may in the future be assessed, by third parties or by us on behalf of third parties, on the Services you receive from us. All rates, fees, and charges set forth in this Agreement are based upon the number of wired stalls at all of the Truckstop in the PNV Network.

Unless you prepay for a multi-month subscription to Services, we will bill you each month in advance for services ordered by you until you cancel the Services. The bills you receive will show the total amount due, the payment due date, payments, credits, purchases and other charges to your account.

Unless you prepare for a multi-month subscription to the Services, you agree to pay us in full monthly by the payment due date for the Services and for any other charges due us, including late payment fees or any returned payment fees, which are set forth in Section 6. Payment of your bill after the due date will result in you paying us a late payment fee.


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If partial payments are made, they will be applied first to the oldest outstanding bill. If you send checks or money orders marked "payment in full" we can accept them without losing any of our rights to collect any other amounts owed by you , not withstanding your characterization of the payment. We do not extend credit to our customers, and the late payment fee is not interest, a credit service charge or a finance charge. You understand and agree that in the case of late payment or non-payment for any Services ordered by you or for any of the charges stated below, we may report such late payment or non-payment to credit reporting agencies. If you do not pay your bill by the due date, we have the right to disconnect your Services at any time thereafter, in our sole discretion (unless their is a legitimate dispute as to amounts due). We will require you to pay all past due charges, a reconnect fee, which is set forth in
Section 6, a deposit equal to a minimum of one month's advance charges, and all outstanding balances accrued through the date of deactivation, before we reconnect your Services. Deposits shall not earn or accrue interest.

If you paid for a multi-month subscription to any Services and your account is past due for any amounts owned to us, at our option we may suspend any or all Services until payment is received and/or offset by applying part of the amount you paid for your multi-month subscription to any past due amounts and you will continue to receive the Services only until the remaining amount (after the offset) of your multi-month subscription has been exhausted, even though that will be a shorter period of time than you originally requested.

If we use a collection agency or attorney to collect money that you owe us or to assert any other right which we may have against you, you agree to pay the reasonable costs of collection or other action. These costs might include, but are not limited to, the costs of a collection agency, reasonable attorney's fees and court costs.

If you at any time fail, neglect or refuse to make timely payments hereunder, or if a petition in bankruptcy shall be filed on your behalf or against you, or if you take advantage of any insolvency law or become insolvent or make an assignment for the benefit of creditors, or if a receiver, liquidator or trustee is appointed for your property or affairs, we shall be wholly relieved from our obligations hereunder.

Unless specifically and expressly authorized by us in writing, no third party (parties) may collect payments(s) for EchoStar Services. Accordingly, unless you have been specifically and expressly authorized by us to do so, you shall not pay for the Services through any third party. In all cases, however, you remain primarily liable for the charges due under this Agreement.

If there are billing errors or other requests for credit, you can contact our Commercial Customer Service Center by telephone or in writing. You must contact us within sixty (60) days of the time you receive the billing statement for which you are seeking corrections. Undisputed portions of the billing statement must be paid before the next billing statement is issued to avoid an administrative fee for late payment.


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3.       COMPANY CHANGES IN SERVICES AND CHARGES

EchoStar shall design for and provide to PNV, a customized programming package which is set forth on Exhibit B attached hereto as amended from time to time as provided herein (the "Programming Schedule"). The charge to be paid for the Programming Schedule is set forth on Exhibit B. The Parties acknowledge and agree that EchoStar may make changes to the Dish Network Services and Programming Schedules provided that EchoStar shall use its best efforts to replace such services with other comparable services at comparable prices. In the event that a programming provider asserts that EchoStar can no longer furnish certain programming, programming packages or other DISH Network Services, PNV understands and agrees that EchoStar shall have the right to immediately terminate such programming, programming packages or other DISH Network Services and that EchoStar shall use its best efforts to replace such services with other comparable services at comparable prices.

In the event that a programming provider asserts that we can no longer furnish certain programming, programming packages or other Services, or that we can no longer furnish one or more Services to you, you understand and agree that we have the right to immediately terminate such programming, programming packages or other Services with no obligations or liabilities to you.

If you downgrade the Services that you receive, we will charge you a change of service fee, which is set forth in Section 6. For month-to-month subscriptions, you may downgrade the Services at any time. For multi-month subscriptions, you may downgrade the Services only at the time of renewal. You may not downgrade the Services during the term of the multi-month subscription.

4.       TERM OF AGREEMENT; TERMINATION OF SERVICE

Unless terminated by PNV or EchoStar as provided in this Agreement, the term of this Agreement shall be five (5) years commencing on the date hereof. After termination of the initial five (5) year term, the term of this Agreement shall automatically be renewed for successive one (1) year terms unless either party provides the other party with notice of termination within 60 days of the renewal date.

Notwithstanding the foregoing, you have the right to cancel your Services for any reason at any time by notifying us. You understand that charges for Services, once paid by you, are non-refundable. For multi-month subscriptions, the cancellation will be effective as of the date the multi-month subscription expires. For month-to-month subscriptions, the cancellation will be effective as of the end of the current billing cycle. In the event you prepay for Services and cancel the Services prior to expiration of a multi-month subscription or prior to the end of a monthly billing cycle, you understand and agree that you are not entitled to any refund of the unused portions of the subscription.


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If you fail to pay your bill when it is due, we have the right to terminate your
Services by notifying you.

If you cancel your Services or fail to pay your bill when due, you are still responsible for payment of all outstanding balances accrued, including late payment fees and other charges permitted by law.

5.       TRANSFER OF ACCOUNT, SERVICES OR EQUIPMENT

         (a) We may sell, assign, transfer or otherwise dispose of our interest in this Agreement (through a change of control or otherwise) provided that the acquirer of such interest or assets shall assume our rights and obligations hereunder and shall be bound by the terms of this Agreement, in which case, you shall recognize the acquirer of this Agreement as us for purposes of this Agreement.

         (b) You may sell, assign, transfer or otherwise dispose of your interest in the PNV System or this Agreement (through a change of control or otherwise) provided that said acquirer shall assume all of your rights and obligations hereunder and shall be bound by the terms of this Agreement. You may pledge its interest in this Agreement to any party, including without limitation, to any bank, recognized lending or leasing institution or investor as collateral.

6.       ADDITIONAL FEES AND CHARGES

CHANGE OF SERVICE FEE: We will charge you a change of service fee, which is set forth in this Section 6, when you request a downgrade of service from one programming package to another.

SMART CARD REPLACEMENT FEE: Smart Cards are non-transferable. Your Smart Card will only work in the DISH DBS receiver unit which came with it. If you report to the Commercial Customer Service Center that your Smart Card for your DISH DBS receiver unit is lost, stolen, damaged, or defective, and our investigation does not reveal unauthorized tampering, then we will replace the Smart Card. You will be charged a Smart Card Replacement Fee as set forth in this Section 6. If you request overnight delivery of the replacement Smart Card, you must pay an Overnight Delivery Fee, as set forth in this Section 6.

DUPLICATE BILLING STATEMENT FEE: You will be charged a Duplicate Billing Statement Fee for each statement you request to be copied, as set forth in this
Section 6.

ADDITIONAL FEE SUMMARY: In addition to the amounts due for Services, you agree to pay the fees referenced below:


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
         Smart Card Replacement Fee                                    $50.00
         Late Payment Fee (per invoice)                                $ 5.00
         Change of Service Fee (per Truckstop)                         $ 5.00
         Duplicate Billing Statement Fee (per invoice)                 $ 2.00
         Overnight Delivery Fee                                        $18.00
         Reconnect Fee     (per Truckstop)                             $25.00
         Returned Payment Fee                                          $25.00

         We reserve the right to change the fees and charges set forth in this
Section 6 in our sole discretion subject to your right to terminate this Agreement pursuant to Section 4 if you so desire.

7.       SERVICE RENEWAL

Your subscription to any Services will be renewed automatically each month unless you contact the Commercial Customer Service Center to cancel the Services.

8.       FURNISHING OF SERVICE

WE WILL NOT BE LIABLE FOR ANY INTERRUPTIONS IN SERVICE OR LIABLE FOR ANY DELAY OR FAILURE TO PERFORM, IF SUCH DELAY OR NONPERFORMANCE ARISES IN CONNECTION WITH ANY ACTS OF GOD, FIRES, EARTHQUAKES, FLOODS, TECHNICAL FAILURE, POWER FAILURE, ACTS OF ANY GOVERNMENTAL BODY OR ANY OTHER CAUSE BEYOND OUR CONTROL. WE MAKE NO WARRANTY, EITHER EXPRESSED OR IMPLIED, REGARDING THE DISH DBS EQUIPMENT OR ANY SERVICES FURNISHED TO YOU. ALL SUCH WARRANTIES ARE EXPRESSLY EXCLUDED. IN NO EVENT SHALL WE HAVE ANY LIABILITY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RELATING TO THE DBS EQUIPMENT, OR RESULTING FROM OUR FURNISHING OR FAILURE TO FURNISH ANY SERVICES TO YOU, OR FROM ANY FAULT FAILURE, DEFICIENCY OR DEFECT IN SERVICE FURNISHED TO YOU, INCLUDING BUT NOT LIMITED TO COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR INTERRUPTION OF BUSINESS. OUR LIABILITY SHALL NOT EXCEED THE PROGRAMMING FEES DIRECTLY ATTRIBUTABLE TO THE PERIOD OF TIME THE SERVICE WAS INTERRUPTED. IN ADDITION, WE SHALL HAVE NO LIABILITY TO YOU OR ANY PERSON OR ENTITY DUE TO OR BASED ON THE CONTENT OF ANY OF THE SERVICES PROVIDED. You acknowledge that your DBS equipment has been acquired separate and apart from this Agreement. Any rights and remedies with respect to the DBS equipment must be handled directly with the manufacturer or supplier of such equipment.


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9.       PROGRAMMING AVAILABILITY

Certain Services transmitted by us, including but not limited to some subscription Services and sports events, may be blacked out in your area of reception. If you circumvent or attempt to circumvent any of these blackouts, you may be subject to legal action. YOU AGREE TO INDEMNIFY, DEFEND, AND HOLD ECHOSTAR SATELLITE, ITS AFFILIATES, ITS AND THEIR OFFICERS, EMPLOYEES, AGENTS AND DIRECTORS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), LOSSES, ACTIONS AND CAUSES OF ACTION, DIRECTLY OR INDIRECTLY RESULTING FROM YOUR BREACH OF ANY OF YOUR OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO CLAIMS ARISING OUT OF EXHIBITION IN ANY "PUBLIC AREA" (AS DEFINED BELOW), COPYRIGHT INFRINGEMENT OR CLAIMS OF PROGRAMMING PROVIDERS.

10.      USE OF SERVICES

You agree to comply with the following terms concerning use of Echostar
Services:

         a) PNV provides programming to its members as a service and PNV does not resell programming. Any transmission, rebroadcasting or cablecasting of the Service outside of the PNV Network is prohibited;

         b) If it comes to your attention, you must notify us of any person transmitting, duplicating, rebroadcasting or using any of the Services without our consent;

         c) Additions, changes or modifications to any of the Services is prohibited;

         d)       You agree not to use any Trademarks for any purpose;

         e) You are prohibited from using the Services for an unlawful purpose and you must comply with all federal, state and local laws applicable to the use or exhibition of the service;

         f) You agree that the Services shall be distributed only within the Territory to the Truckstops in the PNV Network which are listed on Exhibit A (as amended from time to time); and

         g) You acknowledge that you own, operate, and/or manage the satellite television system at each of the Truckstops in the PNV Network which are listed as Exhibit A (as amended from time to time) and that you are fully responsible for compliance with all of the terms and conditions contained in this Agreement.


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In addition to any other rights that we have set forth elsewhere in this
Agreement, if you breach any of the above referenced terms, or any of your other obligations under this Agreement, we may, in our sole discretion, immediately disconnect the Services provided to you, terminate this Agreement, and keep any remaining subscription fees, if any, that you have paid for the Services. The foregoing rights are without prejudice to us exercising any other rights and remedies we may have.

You are solely responsible for obtaining, purchasing, installing, maintaining and servicing any equipment necessary to receive the Services. You understand that special equipment will be necessary to receive broadcasts via a satellite master antenna television (SMATV) system, and that if you elect to use a SMATV system, you will be solely responsible for all costs of, and relating to, any SMATV equipment.

11.      REPRESENTATIONS AND WARRANTIES OF PNV.

PNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

The execution, delivery and performance of this Agreement by PNV has been duly authorized by all necessary action of PNV. This Agreement and each of the other documents to be executed and delivered by PNV pursuant to this Agreement have been duly executed and delivered by PNV and are the valid and binding obligations of PNV enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by PNV pursuant to this Agreement will not: (i) conflict with or violate any provision of PNV's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PNV; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PNV.

PNV is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

All of the information contained in the representations and warranties of PNV set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.


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12.      REPRESENTATIONS AND WARRANTIES OF ECHOSTAR.

EchoStar is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

The execution, delivery and performance of this Agreement by EchoStar has been duly authorized by all necessary action of EchoStar. This Agreement and each of the other documents to be executed and delivered by EchoStar pursuant to this Agreement have been duly executed and delivered by EchoStar and are the valid and binding obligations of EchoStar enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by EchoStar pursuant to this Agreement will not: (i) conflict with or violate any provision of EchoStar's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against EchoStar; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against EchoStar.

EchoStar is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

All of the information contained in the representations and warranties of EchoStar set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

13.      RIGHT TO ENTER YOUR TRUCKSTOP

PNV hereby grants and conveys to EchoStar, subject to the rights of the owner or operator of each Truckstop, for the term of this Agreement, access to the premises of each Truckstop at which the PNV System is installed and the DISH Network Services are provided for purposes of monitoring, maintaining, repairing, replacing and operating the DISH Network Services.

14.      PROGRAMMING REQUIRING TELEPHONE CONNECTION

We may require that the DISH DBS receiver unit(s) be directly and continuously connected to a telephone line as a condition of the provision of certain Services to you, or we may, in our discretion, disconnect such Services. If such Services are disconnected,


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you are still responsible for payment of all outstanding balances for such
Services accrued through the date the Services are disconnected.

15.      MINIMUM LEVEL OF SERVICE

As a condition of our furnishing certain Services to you, we will require that you purchase and maintain the minimum level of Services which are set forth as Exhibit C attached hereto.

16.      LIABILITY FOR UNAUTHORIZED USE

If your DISH DBS equipment is stolen or otherwise removed from a Truckstop without your authorization, you must notify our Commercial Customer Service Center immediately, but in any event not more than three business (3) days after knowledge of such removal to avoid liability for payment for unauthorized use of the DBS System. You will not be liable for unauthorized use if we have received your timely notification.

17.      DISH DBS SMART CARDS

DISH DBS Smart Cards are our property and any tampering or other unauthorized modification to the Smart Cards may result in, and subject you to, legal action.

18.      APPLICABLE LAW

This Agreement, including all matters related to their validity, construction, performance and enforcement, shall be governed by applicable federal law, the rules and regulations of the Federal Communications Commission, and the laws of the State of Colorado. These terms and conditions are subject to amendment, modification or termination if required by such regulations or laws.

If any provision in this Agreement is declared to be illegal or in conflict with any law or regulation, that provision may be deleted or modified, without affecting the validity of the other provisions.

19.      WARNING AGAINST PIRACY

It is against the law to receive the Services, or any portion of the Services, without paying for them. Title 47, Section 605(c)4, United States Code (U.S.C.) makes it a federal crime to modify the receiver to enable it to receive encrypted (scrambled) DISH Network programming, or any other Services that we provide to you without payment of required subscription fees. Conviction can result in a fine of up to $500,000 and imprisonment for up to five years, or both. Any owner of a DISH DBS receiver who procures or willfully causes its modification is an accessory to that offense and may be punished in the same manner. Investigative authority for violations lies with the Federal Bureau of Investigation (FBI).


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20.      CHANGE OF NAME, ADDRESS OR TELEPHONE NUMBER

You agree to give us prompt notice of your change of name, billing address or telephone number. You may do this by notifying our Commercial Customer Service Center by telephone or in writing.

21.      NOTICE

If we send you notice, it will be considered given when received by you. Any such notice may be provided on or with your billing statement. If you give notice to us, it will be deemed given when received by us.

22.       ACTIONS; FURTHER ASSURANCES.

Subject to the terms and conditions of this Agreement, each party agrees to use its best efforts in good faith to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and (ii) do or cause to be done all things that are within its power to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

23.      PRESS RELEASES.

To the extent practical, PNV and EchoStar shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the DISH Network Services. Nothing in this section shall prohibit PNV or EchoStar from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party's disclosure obligations under applicable law. To the extent practical, all public disclosures shall be transmitted by telecopier to the other party or its counsel prior to publication or dissemination.

24.      SECTION HEADINGS.

The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.


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25.      LITIGATION; PREVAILING PARTY.

If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

26.      EXHIBITS.

The Exhibits attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Exhibits.

27.      MODIFICATION.

This Agreement shall not be modified or amended except by an instrument in writing executed by the parties to this Agreement.

28.      SUCCESSORS AND ASSIGNS.

This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns.

29.      SEVERABILITY.

If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

23.      COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

22.      CERTIFICATION AND REPRESENTATIONS OF AUTHORITY

By signing this Agreement, you certify that the information set forth below is true and correct, and that you will provide us promptly with updated information if any of the information provided is no longer correct, including without limitation a change in the


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number of Truckstops. Any fraud or misrepresentation shall constitute a breach of this Agreement and grounds for termination. This Agreement is binding upon the heirs, legal representatives, successors and assigns of both parties. Neither party has the right or authority to make any representation, promise or agreement on behalf of the other party.

                           [SIGNATURE PAGE TO FOLLOW]










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         IN WITNESS WHEREOF, EchoStar and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

                                    PARK 'N VIEW, INC.,
                                    a Delaware corporation


                           By:      /s/ Steve Conkling
                                    --------------------------------------------
                                    Steve Conkling, Vice President-Finance




                                    ECHOSTAR SATELLITE CORPORATION,
                                    a Colorado corporation


                           By:      /s/ Wiley H. Reed
                                    --------------------------------------------






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                                    EXHIBIT A

                      PRIVATE COMMERCIAL CUSTOMER AGREEMENT

                              CUSTOMER INFORMATION


=============================================================================================

Name: Park `N View, Inc.                     The Truckstops constituting the PNV Network are
Principal Place of Business:                 described in the attached letters to EchoStar as
11711 NW 39th Street                         amended and supplemented from time to time
Coral Springs, FL 33065


---------------------------------------------------------------------------------------------

Contact Name: Yves Maynard                   Telephone Number: (954) 745-7800

---------------------------------------------------------------------------------------------

Billing Address:                             Facsimile Number: (954) 745-7899
11711 NW 39th Street
Coral Springs, FL 33065

---------------------------------------------------------------------------------------------

Taxpayer ID No. 65-0612435


=============================================================================================






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                                    EXHIBIT B

                         CUSTOMIZED PROGRAMMING PACKAGE


The customized programming package currently includes: (i) Basic Package with HBO; and (ii) add-on 6, which together consist of the following:

         CNN
         Headline News
         ESPN
         ESPN2
         ESPNEWS
         TNT
         TBS
         The Weather Channel
         HBO
         A&E
         The History Channel
         Discovery Channel
         The Nashville Network
         Cartoon Network

The charge for the current Programming Schedule shall be $6.95 per month per wired stall and shall be reduced to $5.91 per month per wired stall effective as of January 1, 1998.






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                                    EXHIBIT C

                            MINIMUM LEVEL OF SERVICE


The minimum programming package consists of the Basic Package which currently includes:

         CNN
         Headline News
         ESPN
         ESPN2
         ESPNEWS
         TNT
         TBS
         The Weather Channel
         Cartoon Network
















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